Exhibit 99.1

The LGL Group, Inc. to Announce Q4 and 2019 Annual Results March 30, 2020

ORLANDO, Fla., March 17, 2020 - The LGL Group will release its 2019 Q4 and annual results on March 30, 2020.

•	Balance Sheet Cash Strength bolstered by approximately $3.6 million as a result of sales of 263,725 shares under the Company’s ATM Program.
•	Positive January and February Monthly order trends were roughly in line with internal expectations for the First Quarter.
•	Still too early to have visibility on the COVID-19 impact to customers or the supply chain.
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4Q 2019 Revenues increase 37.5%; increase for the fourth quarter of 2019 is expected to be approximately $8.8 million vs. $6.4 million reported for the fourth quarter of 2018, and up from revenues of $8.6 million reported in the third quarter of 2019.

•	2019 Annual Revenues increased 28%; 2019 Revenues are expected to be approximately $31.9 million vs. $24.9 million reported for 2018, an increase of $7.0 million.
•

Backlog up 25%; Backlog is expected to be around $21.9 million as of the fourth quarter of 2019 vs. $17.5 million for the fourth quarter of 2018, a decrease from the third quarter of 2019of $23.3 million.

Ivan Arteaga, President and Chief Executive Officer said “The balance sheet cash position has improved into the year by the addition of $3.6 million from the successful implementation of the Company’s ATM Program. We also saw positive monthly sales trends continued from the 4th quarter as defense customers added to their bookings since December.”

Regarding the COVID-19 Impacts Mr. Arteaga added “while our current business and visibility appears to remain healthy, we proceed with caution that in light of current market developments relating to COVID-19, we cannot determine at this time the potential ripple effect, if any, on our supply chain nor customer demand for our precision engineered products.”

The Company will release its 2019 annual results before the market open on Monday, March 30, 2020. Management will host a conference call on Monday, March 30, 2020 at 4:30 p.m. ET to review the Company's 2019 annual results and provide insights, if any, of the COVID-19 impact on business.

Participants are invited to access the call by dialing (844) 401-3350 (within the United States), or (248) 847-2523 (international callers) approximately fifteen minutes before the conference start time and ask to be connected to The LGL Group Q4 2019 Annual Earnings Call.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with sales offices in Austin, Texas and Hong Kong.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

The LGL Group, Inc.

Ivan Arteaga, 407-298-2000

CEO

iarteaga@lglgroup.com

or

James Tivy, 407-298-2000

CFO

jtivy@lglgroup.com